Exhibit 10.5

EXECUTION

SECURITY AND SUBORDINATION AGREEMENT

between

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Lender (“Lender”)

and

PENNYMAC HOLDINGS, LLC, as Pledgor (“Pledgor”)

(Excess Servicing)

Dated as of December 30, 2013

i

SCHEDULES

Schedule 1 —Servicing Contracts

Schedule 2 — Responsible Officers of Pledgor

EXHIBITS

Exhibit A-1 — Form of Power of Attorney (Lender)

Exhibit A-2 — Form of Power of Attorney (SPS)

Exhibit B — Existing Indebtedness

SECURITY AND SUBORDINATION AGREEMENT

This Security and Subordination Agreement (as the same may be amended, modified, restated or supplemented from time to time, this “Agreement”) is made as of December 30, 2013 between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Lender”), and PENNYMAC HOLDINGS, LLC, as Pledgor (the “Pledgor”).

W I T N E S S E T H:

WHEREAS, PennyMac Loan Services, LLC (“PLS”) previously entered into that certain Second Amended and Restated Loan and Security Agreement, dated March 27, 2012 among PLS, Private National Mortgage Acceptance Company, LLC and the Lender, as amended from time to time (the “Loan Agreement”).  Pursuant to that Loan Agreement, the Lender was granted a blanket lien on all Ginnie Mae Servicing Rights.

WHEREAS, PLS is the servicer under the Servicing Contracts related to the Ginnie Mae Servicing Rights and desires to sell from time to time to Pledgor all of PLS’s right, title and interest in and to the Portfolio Excess Spread (as defined below).

WHEREAS, the sale of any Portfolio Excess Spread is subject to the consent of the Lender, in its sole discretion.

WHEREAS, Lender has agreed to consent to the sale of the Portfolio Excess Spread by PLS to the Pledgor in consideration of (i) such sale being made subject and subordinate to the Lender’s Lien on the Servicing Rights including the Portfolio Excess Spread and (ii) the Pledgor reaffirming such lien and Pledgor’s subordination of its rights by Pledgor entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Pledgor hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                             Certain Defined Terms.  Capitalized terms used herein shall have the indicated meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Acknowledgment Agreement” has the meaning assigned to such term in the Loan Agreement.

“Act” has the meaning set forth in Section 9.11(b) hereof.

“Act of Insolvency” has the meaning assigned to such term in the Loan Agreement.

“Adjusted Tangible Net Worth” means (a) the sum of (i) Net Worth and (ii) Subordinated Debt, minus (b) intangibles, goodwill and receivables from Affiliates.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that any entity that is otherwise not directly or indirectly owned or controlled by Pledgor shall not be deemed an “Affiliate” for the purposes of this definition.

“Agency” means Ginnie Mae.

“Agreement” means this Security and Subordination Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Asset” means any Portfolio Excess Spread related to a Servicing Contract.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” means any day other than (A) a Saturday or Sunday and (B) a public or bank holiday in New York City.

“Cash Equivalents” has the meaning assigned to such term in the Loan Agreement.

“Change in Control” means:

(A)                               any transaction or event as a result of which PennyMac Operating Partnership, L.P. ceases to own, beneficially or of record, 100% of the membership interests of Pledgor;

(B)                               the sale, transfer, or other disposition of all or substantially all of Pledgor’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)                               the consummation of a merger or consolidation of Pledgor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Pledgor immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means December 30, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in Section 2.01 hereof.

“Confidential Information” has the meaning set forth in Section 9.11(b) hereof.

“Dedicated Account” has the meaning assigned to such term in the Loan Agreement.

“EO13224” has the meaning set forth in Section 4.24 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Pledgor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“ERISA Event of Termination” means with respect to Pledgor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (ii) the withdrawal of Pledgor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Pledgor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Pledgor or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Pledgor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Pledgor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Event of Default” has the meaning assigned to such term in the Loan Agreement.

“Existing Indebtedness” has the meaning specified in Section 4.21 hereof.

“FHA” has the meaning assigned to such term in the Loan Agreement.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Pledgor’s regulators.

“Financial Statement Date” has the meaning set forth in Section 4.05 hereof.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Acquisition Date” means any date on which the Pledgor acquires portfolio excess spread on account of Ginnie Mae Servicing Rights.

“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae Servicing Rights” means Servicing Rights of the Servicer with respect to Mortgage Loans that are subject to a Ginnie Mae MBS or are owned by or administered by Ginnie Mae.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Pledgor, Servicer or Lender, as applicable.

“Guarantee” has the meaning assigned to such term in the Loan Agreement.

“Indebtedness” has the meaning assigned to such term in the Loan Agreement.

“Lender” means Credit Suisse First Boston Mortgage Capital LLC, together with its successors, and any assignee of and Participant or Transferee in the Loan.

“Lien” has the meaning assigned to such term in the Loan Agreement.

“Loan” has the meaning assigned to such term in the Loan Agreement.

“Loan Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Loan Documents” has the meaning assigned to such term in the Loan Agreement.

“Master Spread Acquisition Agreement” means that certain Master Spread Acquisition and MSR Servicing Agreement, dated as of December 30, 2013 between the Servicer and the Pledgor, as amended from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Pledgor; (b) a material impairment of the ability of Pledgor to perform under this Agreement and to avoid any Trigger Event; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against Pledgor.

“MBS” means collateralized mortgage obligations and other mortgage-backed securities.

“Mortgage Loan” has the meaning assigned to such term in the Loan Agreement.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Pledgor or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” has the meaning assigned to such term in the Loan Agreement.

“Net Worth” has the meaning assigned to such term in the Loan Agreement.

“Note” has the meaning assigned to such term in the Loan Agreement.

“Obligations” has the meaning assigned to such term in the Loan Agreement, excluding clause (e) thereof.

“OFAC” has the meaning set forth in Section 4.24 hereof.

“Participant” has the meaning assigned to such term in the Loan Agreement.

“PBGC” has the meaning assigned to such term in the Loan Agreement.

“Pension Protection Act” has the meaning assigned to such term in the Loan Agreement.

“Person” has the meaning assigned to such term in the Loan Agreement.

“Plan” means an employee benefit or other plan established or maintained by any Pledgor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledgor” means Pennymac Holdings, LLC or its permitted successors and assigns.

“PMIT” means Pennymac Mortgage Investment Trust.

“Portfolio Excess Spread” means any Primary Portfolio Excess Spread and Secondary Portfolio Excess Spread, each as defined in, and sold by the Servicer to the Pledgor under, the Master Spread Acquisition Agreement, from time to time.

“Potential Trigger Event” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute a Trigger Event.

“Power of Attorney” has the meaning set forth in Section 2.07(e) hereof.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Prohibited Person” has the meaning set forth in Section 4.24 hereof.

“Property” has the meaning assigned to such term in the Loan Agreement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Pledgor, Servicer, or any other person or entity with respect to the Assets or any other Collateral.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“Repurchase Agreements” means each of (i) that certain Master Repurchase Agreement, dated as of March 29, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Operating Partnership, L.P., as a seller, Pledgor, PMIT and PennyMac Operating Partnership, L.P., as a guarantor, and (ii) that certain Master Repurchase Agreement, dated as of August 25, 2011, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp. and Pledgor, as sellers, and PMIT, as a guarantor, as each may be amended and/or restated from time to time.

“Repurchase Documents” means “Program Agreements” as defined in the respective Repurchase Agreement.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.  The Responsible Officers of Pledgor as of the date hereof are listed on Schedule 2 hereto.

“Restricted Cash” has the meaning assigned to such term in the Loan Agreement.

“SEC” has the meaning assigned to such term in the Loan Agreement.

“Servicer” means PennyMac Loan Services, LLC.

“Servicing Contracts” means, collectively, those servicing agreements described on Schedule 1 attached hereto.

“Servicing Rights” means all of the Servicer’s rights and interests under any Servicing Contract, including the rights to (a) service the Mortgage Loans that are the subject matter of such Servicing Contract and (b) be compensated, directly or indirectly, for doing so.

“SPS” means Select Portfolio Servicing, Inc. and its successors and permitted assigns.

“Subordinated Debt” means, Indebtedness of Pledgor (i) which is unsecured, (ii) of which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) of which the payment of the principal of and interest on such Indebtedness and other obligations of Pledgor in respect of such Indebtedness are subordinated to all obligations and liabilities of Pledgor to Lender hereunder, in all cases, on terms and conditions approved in writing by Lender and all other terms and conditions of which are satisfactory in form and substance to Lender.

“Subsidiary” has the meaning assigned to such term in the Loan Agreement.

“Termination Date”  has the meaning assigned to such term in the Loan Agreement.

“Test Period” means any calendar quarter.

“Transferee” has the meaning assigned to such term in the Loan Agreement.

“Trigger Event” has the meaning assigned to such term in Section 6.01 hereof.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02                             Other Defined Terms.  (a)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting.  All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(b)                                 In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

COLLATERAL SECURITY

Section 2.01                             Collateral; Security Interest.  (a)  All of Pledgor’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”:

(i)                       all Portfolio Excess Spread arising under or related to any Servicing Contract;

(ii)                    all rights to payment of amounts due under the Master Spread Acquisition Agreement on account of, or related to, the Portfolio Excess Spread;

(iii)                 all Assets arising under or relating to the Master Spread Acquisition Agreement and all rights thereunder;

(iv)                all rights to reimbursement of Assets and/or amounts due in respect thereof under the related Servicing Contract;

(v)                   the Dedicated Account to the extent of any rights thereto;

(vi)                all records, instruments or other documentation evidencing any of the foregoing;

(vii)             all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Pledgor’s rights, title and interest in and under the Portfolio Excess Spread and Servicing Contracts); and

(viii)          any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b)                                 In consideration of the agreements described in the Recitals hereto, Pledgor hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to Lender to secure the Obligations.  Pledgor agrees to mark its computer records and tapes to evidence the interests granted to Lender hereunder.

(c)                                  Pledgor acknowledges and agrees that it has purchased the Collateral from the Servicer, subject to the Lien of the Lender, and that its rights with respect to the Collateral are and shall continue to be at all times junior and subordinate to the rights of Lender under the Loan Documents.

Section 2.02                             Further Documentation.  At any time and from time to time, upon the written request of Lender, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.  Pledgor also hereby authorizes Lender and SPS to file any such financing or continuation statement to the extent permitted by applicable law.

Section 2.03                             Reserved.

Section 2.04                             Limited Pledge of Ginnie Mae Servicing.  To the extent that the pledge of the Pledgor’s right, title and interest in the Portfolio Excess Spread shall at any time be included within the Ginnie Mae Servicing Rights the Pledgor and Lender each acknowledges and agrees that prior to the occurrence of an Event of Default, (x) the Pledgor is entitled to servicing income with respect to a given mortgage pool only so long as Pledgor is an issuer in good standing pursuant to Ginnie Mae rules, regulations, guides and similar announcements; (y) upon the Pledgor’s loss of such good-standing issuer status, the Pledgor’s rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Pledgor’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the rules, regulations, guides or similar announcements by Ginnie Mae, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contracts, Acknowledgment Agreements, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PennyMac Loan Services, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and between Ginnie Mae, Debtor and Credit Suisse First Boston Mortgage Capital LLC; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and Debtor; and (iv)

the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.

Section 2.05                             Reserved.

Section 2.06                             Changes in Locations, Name, etc.  Pledgor shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 4.16 or (b) change its name or identity, unless it shall have given Lender at least 30 days’ prior written notice thereof and shall have delivered to Lender all Uniform Commercial Code financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected status in the Collateral with the same or better priority.

Section 2.07                             Lender’s Appointment as Attorney-in-Fact.  (a)  Pledgor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Lender’s discretion if an Event of Default or Trigger Event shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Lender the power and right, on behalf of Pledgor, without assent by, but with notice to, Pledgor to do the following:

(i)                                     in the name of Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii)                               to the extent permitted under the Master Spread Acquisition Agreement, to request that Ginnie Mae Servicing Rights be transferred to Lender or to another servicer approved by Ginnie Mae and perform (without assuming or being deemed to have assumed any of the obligations of Servicer thereunder) all aspects of each Servicing Contract to which the Portfolio Excess Spread relates;

(iv)                       to request distribution to Lender of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights to the extent of the Portfolio Excess Spread and remaining after satisfaction of Servicer’s relevant obligations to Ginnie Mae, including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet obligations of Servicer to Ginnie Mae under applicable Ginnie Mae Guides or such other investor’s contract;

(v)                          to deal with third parties, including, without limitation, investors and any and all subservicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Pledgor;

(vi)                       to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Pledgor’s expense, at any time, and from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

(b)                                 Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c)                                  Pledgor also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 2.09 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d)                                 The powers conferred on Lender are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers.  Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, or employees shall be responsible to Pledgor for any act or failure to act hereunder, except for Lender’s own gross negligence or willful misconduct.

(e)                                  In addition to the foregoing, Pledgor agrees to execute a power of attorney (the “Power of Attorney”) in favor of Lender in the form of Exhibit A-1 hereto to be delivered on the date hereof and in favor of SPS in the form of Exhibit A-2 hereto to be delivered on the date hereof.

Section 2.08                             Proceeds.

(a)                                 If an Event of Default or Trigger Event shall occur and be continuing, (a) all proceeds of Collateral received by Pledgor consisting of cash, checks and other near-cash items shall be held by Pledgor in trust for Lender, segregated from other funds of Pledgor, and shall forthwith upon receipt by Pledgor be turned over to Lender in the exact form received by Pledgor (duly endorsed by Pledgor to Lender, if required) and (b) any and all such proceeds received by Lender (whether from Pledgor or otherwise) may, in the sole discretion of Lender, be held by Lender as collateral security for, and/or then or at any time thereafter may be applied by Lender against, the Obligations (whether matured or unmatured), such application to be in such order as Lender shall elect.  Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be remitted in accordance with Loan Documents.  For the avoidance of doubt, the Servicer shall be solely responsible for remitting to the Pledgor any amounts owed the Pledgor.  In no event shall the Lender be accountable to the Pledgor for any excess proceeds, which the Pledgor acknowledges, may be remitted by the Lender in accordance with the Loan Documents.

(b)                                 Each of Pledgor and Servicer acknowledges and agrees that all amounts with respect to the Portfolio Excess Spread and related Servicing Rights shall be remitted by Servicer, (i) prior to the occurrence of an Event of Default or Trigger Event, as applicable, to Pledgor pursuant to the terms of the Master Spread Acquisition Agreement, and (ii) after the occurrence of an Event of Default or Trigger Event, as applicable, to the Dedicated Account to be applied by Lender in accordance with the terms of the Loan Agreement; provided that any amounts on account of the Portfolio Excess Spread and the related Servicing Rights to be remitted back to Servicer pursuant to the Master Spread Acquisition Agreement shall be remitted directly to the Dedicated Account.  For the avoidance of doubt, notwithstanding anything to the contrary set forth in the Master Spread Acquisition Agreement, after the occurrence of an Event of Default or a Trigger Event, as applicable, all amounts with respect to the Portfolio Excess Spread shall be remitted to the Dedicated Account and such remittance shall not constitute a breach of the Master Spread Acquisition Agreement.

Section 2.09                             Remedies.  If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including without limitation, Lender’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code).  Without limiting the generality of the foregoing, Lender may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of any of the Collateral.

Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Pledgor or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released.  Pledgor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Pledgor’s premises or elsewhere.  Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Lender account for the surplus, if any, to the Servicer as agent for the Pledgor.  To the extent that there are any excess proceeds resulting from any collection, recovery, receipt, appropriation, realization or sale of the Collateral by Lender after satisfaction of all Obligations, Lender shall remit such excess to the Servicer.  To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Lender.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Pledgor shall not be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations, it being understood that the sole recourse of the Lender to the Pledgor hereunder for the Obligations (other than for Pledgor’s gross negligence or willful misconduct) shall be to the Collateral pledged by the Pledgor hereunder.

Section 2.10                             Limitation on Duties Regarding Preservation of Collateral.  Lender’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account.  Neither Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

Section 2.11                             Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 2.12                             Release of Security Interest.  Upon the latest to occur of (a) the repayment of the Loan, and (b) the occurrence of the Termination Date, Lender shall release its security interest in any remaining Collateral hereunder and shall promptly execute and deliver to Borrower such documents or instruments as Borrower shall reasonably request to evidence such release; provided that, such release shall not be required until such time as the Acknowledgment Agreement is terminated.

Section 2.13                             Reinstatement.  All security interests created by this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pledgor or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 2.14                             Use of Collateral.  Lender and Pledgor hereby acknowledge and agree that should any Collateral be liquidated or foreclosed upon by Lender, Lender shall apply the Proceeds of such Collateral to the Obligations.

ARTICLE III
RECOURSE; SUBORDINATION

Section 3.01                             Recourse.  Notwithstanding anything else to the contrary contained or implied herein or in any other Loan Document, Lender’s recourse against Pledgor in order to satisfy the Obligations shall be limited to the Collateral that is the subject of this Agreement; provided that such limitation shall not extend to the gross negligence or willful misconduct of the Pledgor.

Section 3.02                             Subordination in Connection with Financing.

(a)                                 It is anticipated that in connection with the transactions contemplated by the Loan Documents, that (x) the Pledgor has purchased the Collateral from the Servicer subject to the Lien of the Lender and (y) Pledgor hereby reaffirms such lien and pledges its interest in such Collateral hereunder to the Lender.  In connection with the foregoing Pledgor acknowledges and agrees that its rights with respect to the Collateral (including without limitation its security interest in the Portfolio Excess Spread and pursuant to the Master Spread Acquisition Agreement and any other collateral purchased by Pledgor thereunder and in which a security interest is granted to Lender pursuant to Section 2.01) are and shall continue to be at all times junior and subordinate to the rights of Lender under the Loan Documents.  In furtherance of the foregoing, notwithstanding any rights or remedies available to Pledgor thereunder or under the Master Spread Acquisition Agreement, applicable law or otherwise, Pledgor shall not, directly or indirectly, exercise any remedies available to it under the Master Spread Acquisition Agreement or at law or equity for ninety-one (91) days following the date that all Obligations are paid in full under the Loan Documents; provided that nothing in the foregoing shall prohibit Pledgor from receiving, payments with respect to the obligations under the Master Spread Acquisition Agreement as, and in the manner, contemplated therein, but subject to the prior rights of the Lender hereunder and under the Loan Documents.  For the avoidance of doubt, in no instance shall the Lender succeed to any liabilities or obligations of Pledgor under the Master Spread Acquisition Agreement.

(b)                                 In furtherance of the foregoing, Pledgor agrees to not assert any objection to, and shall be deemed to have otherwise consented to, a disposition of any assets subject to the Master Spread Acquisition Agreement and subject to the Loan Documents during an Act of Insolvency of Pledgor or the Servicer, free and clear of any lien, encumbrance, pledge or other claims under Section 363 of the Bankruptcy Code (or any similar bankruptcy law) if Lender has consented to such disposition.

(c)                                  If an Act of Insolvency of Pledgor or the Servicer occurs, the Pledgor agrees not to contest (or support any other Person contesting) any request by Lender for adequate protection, or any objection by Lender to any motion, relief, action or proceeding based on Lender claiming a lack of adequate protection.

(d)                                 Until the obligations under the Loan Documents are paid in full, the Pledgor shall not oppose any request by Lender for relief from the automatic stay or any other stay in any Act of Insolvency of Pledgor or the Servicer.

(e)                                  Pledgor shall not oppose or seek to challenge any claim by Lender for allowance and payment in any Act of Insolvency of Pledgor or the Servicer, of obligations under the Loan Documents consisting of post-petition interest, fees, costs or other charges to the extent of the value of Lender’s lien, encumbrance, pledge or other claims on the assets that are the subject of this Agreement or the Loan Agreement, without regard to the existence of a lien, encumbrance, pledge or other claims of Pledgor applicable to the obligations of the other parties to the Loan Documents.

(f)                                   Pledgor shall not seek in any Act of Insolvency of Pledgor or the Servicer, to be treated as part of the same class of creditors as Lender and shall not oppose any pleading or motion by Lender advocating that Lender and Pledgor and the Servicer should be treated as separate classes of creditors.  Pledgor acknowledges and agrees that its rights with respect to the Collateral are and shall continue to be at all times junior and subordinate to the rights of Lender under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to Lender as of the date hereof and as of each Ginnie Mae Acquisition Date that:

Section 4.01                             Pledgor Existence.  Pledgor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 4.02                             Licenses.  Pledgor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Pledgor has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Collateral.  Pledgor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and each Loan Document to which it is a party.

Section 4.03                             Power.  Pledgor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 4.04                             Due Authorization.  Pledgor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents, as applicable.  This Agreement, and the Loan Documents to which it is a party have been duly authorized, executed and delivered by Pledgor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Pledgor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 4.05                             Financial Statements.  (a)  Reserved.

(b)                                 Pledgor has heretofore furnished to Lender a copy of (a) its balance sheet for the fiscal year of Pledgor ended December 31, 2012 and the related statements of income for Pledgor for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Pledgor ended September 30, 2013 and the related statements of income for Pledgor for such quarterly fiscal period.  All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Pledgor and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2012, there has been no material adverse change in the consolidated business, operations or financial condition of Pledgor from that set forth in said financial statements nor is Pledgor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Pledgor has, on the Financial Statement Date no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Pledgor except as heretofore disclosed to Lender in writing.

Section 4.06                             No Trigger Event.  There exists no Trigger Event under Section 6.01 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

Section 4.07                             Solvency.  Pledgor is solvent and will not be rendered insolvent by the acquisition of the Portfolio Excess Spread or by this Agreement and, after giving effect to such acquisition and this Agreement, will not be left with an unreasonably small amount of capital with which to engage in its business.  Pledgor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  Pledgor is not pledging any Collateral with any intent to hinder, delay or defraud any of its creditors.

Section 4.08                             No Conflicts.  The execution, delivery and performance by Pledgor of this Agreement, and the Loan Documents to which it is a party do not conflict with any term or provision of the organizational documents of Pledgor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Pledgor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Pledgor, which conflict would have a Material Adverse Effect, and will not result in any violation of any such mortgage, instrument, agreement, obligation to which Pledgor is a party.

Section 4.09                             True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Pledgor or any Affiliate thereof or any of their officers furnished or to be furnished to Lender in connection with the initial or any ongoing due diligence of Pledgor or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Loan Documents to which it is a party are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

Section 4.10                             Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Pledgor of this Agreement, and the Loan Documents to which it is a party.

Section 4.11                             Litigation.  There is no action, proceeding or investigation pending with respect to which Pledgor has received service of process or, to the best of Pledgor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, or any Loan Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or any Loan Document to which it is a party, (C) makes a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement, or any Loan Document to which it is a party.

Section 4.12                             Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Pledgor, or its Affiliates since the date set forth in the most recent financial statements supplied to Lender.

Section 4.13                             Ownership.  (a)  Pledgor has good title to all of the Collateral, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby and the Liens created pursuant to the Loan Agreement; provided that, for the avoidance of doubt, the Pledgor has purchased the Collateral subject hereto from the Servicer, subject and subordinate to, the Lien of the Lender originally created under the Loan Agreement, and further perfected hereby.

(b)                                 Each item of Collateral was acquired by Pledgor in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person other than the Lender.

(c)                                  Except as set forth herein, there are no agreements or understandings between Pledgor and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Lender under this Agreement.

(d)                                 The provisions of this Agreement are effective to create in favor of Lender a valid security interest in all right, title and interest of Pledgor in, to and under the Collateral.

(e)                                  Upon the filing of financing statements on Form UCC-1 naming Lender as “Secured Party” and Pledgor as “Debtor”, and describing the Collateral, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Pledgor in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

Section 4.14                             Taxes.  Pledgor and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Pledgor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Pledgor, adequate.

Section 4.15                             Investment Company.  Neither Pledgor nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Pledgor shall not be deemed a “Subsidiary” for the purposes of this Section 4.15.

Section 4.16                             Chief Executive Office; Jurisdiction of Organization.  On the date hereof, Pledgor’s chief executive office, is, and has been, located at 6101 Condor Drive, Moorpark, CA 93021.  On the Closing Date, Pledgor’s jurisdiction of organization is the State of Delaware.  Pledgor shall provide Lender with thirty days advance notice of any change in

Pledgor’s principal office or place of business or jurisdiction.  Pledgor has no trade name.  During the preceding five years, Pledgor has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 4.17                             Location of Books and Records.  The location where Pledgor keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

Section 4.18                             Adjusted Tangible Net Worth.  On the Closing Date, Pledgor’s Adjusted Tangible Net Worth is not less than $250,000,000.

Section 4.19                             ERISA.  Each Plan to which Pledgor or its Subsidiaries make direct contributions, and, to the knowledge of Pledgor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 4.20                             Agreements.  Neither Pledgor nor any Subsidiary of Pledgor is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 4.05 hereof.  Neither Pledgor nor any Subsidiary of Pledgor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Pledgor as a whole.  No holder of any indebtedness of Pledgor or of any of its Subsidiaries has given notice of any asserted default thereunder.

Section 4.21                             Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Pledgor existing on the date hereof is listed on Exhibit B hereto (the “Existing Indebtedness”).

Section 4.22                             No Reliance.  Pledgor has made its own independent decisions to enter into the Loan Documents to which it is a party. Pledgor is not relying upon any advice from Lender as to any aspect of the Loan Documents, including without limitation, the legal, accounting or tax treatment of such Loan Documents.

Section 4.23                             Plan Assets.  Pledgor is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Collateral are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Pledgor’s hands, and transactions by or with Pledgor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 4.24                             No Prohibited Persons.  Neither Pledgor nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Pledgor’s knowledge, owned or controlled by an entity or person):  (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”);

(ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

ARTICLE V

COVENANTS

Pledgor covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred and termination of the Loan Agreement:

Section 5.01                             Financial Covenants.  Pledgor shall at all times comply with the following financial covenants and/or financial ratios:

(a)                                 Adjusted Tangible Net Worth.  Pledgor shall maintain an Adjusted Tangible Net Worth of at least $250,000,000.

(b)                                 Indebtedness to Adjusted Tangible Net Worth Ratio.  Pledgor’s ratio of Indebtedness to Adjusted Tangible Net Worth shall not exceed 5:1.

(c)                                  Maintenance of Liquidity.  Pledgor shall, as of the end of each calendar month, have cash and Cash Equivalents other than Restricted Cash in amounts not less than$10,000,000.

Section 5.02                             Litigation.  Pledgor will promptly, and in any event within ten (10) days after service of process on any of the following, give to Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Pledgor or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  Pledgor will promptly provide notice of any judgment, which with the passage of time, could cause a Trigger Event hereunder.

Section 5.03                             Prohibition of Fundamental Changes.  Pledgor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Pledgor may merge or consolidate with (a) any wholly owned subsidiary of Pledgor, or (b) any other Person if Pledgor is the surviving entity; and provided further, that if after giving effect thereto, no Trigger Event would exist hereunder.

Section 5.04                             Insurance.  Pledgor shall continue to maintain, for Pledgor and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  Pledgor shall maintain, for Pledgor and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Assets.  Pledgor shall notify Lender of any material change in the terms of any such Fidelity Insurance.

Section 5.05                             No Adverse Claims.  Pledgor warrants and will defend, and shall cause Servicer to defend, the right, title and interest of Lender in and to all Collateral against all adverse claims and demands.

Section 5.06                             Assignment.  Except as permitted herein, neither Pledgor nor Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except as permitted by the Loan Documents), any of the Collateral or any interest therein, provided that this Section 5.06 shall not prevent any transfer of Collateral in accordance with the Loan Documents.

Section 5.07                             Security Interest.  Pledgor shall do all things necessary to preserve the Collateral so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Pledgor will comply with all rules, regulations and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws.

Section 5.08                             Records.  (a)  Pledgor shall collect and maintain or cause to be collected and maintained all Records relating to the Collateral in accordance with industry custom and practice for assets similar to the Collateral and all such Records shall be in Pledgor’s possession unless Lender otherwise approves.  Pledgor will not allow any such papers, records or files that are an original or an only copy to leave Pledgor’s possession.  Pledgor or Servicer will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Collateral and preserve them against loss.

(b)                                 For so long as Lender has an interest in or lien on any Collateral, Pledgor will hold or cause to be held all related Records in trust for Lender.  Pledgor shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Lender granted hereby.

(c)                                  Upon reasonable advance notice from Lender, Pledgor shall (x) make any and all such Records available to Lender to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Lender or its authorized agents to discuss the affairs, finances and accounts of Pledgor with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Pledgor with its independent certified public accountants.

Section 5.09                             Books.  Pledgor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the pledge of Collateral to Lender.

Section 5.10                             Approvals.  Pledgor shall maintain all licenses, permits or other approvals necessary for Pledgor to conduct its business and to perform its obligations under the Loan Documents, and Pledgor shall conduct its business strictly in accordance with applicable law.

Section 5.11                             Material Change in Business.  Pledgor shall not make any material change in the nature of its business as carried on at the date hereof.

Section 5.12                             Reserved.

Section 5.13                             Applicable Law.  Pledgor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 5.14                             Existence.  Pledgor shall preserve and maintain its legal existence and all of its material rights, privileges, material licenses and franchises.

Section 5.15                             Chief Executive Office; Jurisdiction of Organization.  Pledgor shall not move its chief executive office from the address referred to in Section 4.16 or change its jurisdiction of organization from the jurisdiction referred to in Section 4.16 unless it shall have provided Lender thirty (30) days’ prior written notice of such change.

Section 5.16                             Taxes.  Pledgor shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 5.17                             Transactions with Affiliates.  Except as contemplated by the Loan Documents, Pledgor will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Potential Trigger Event hereunder, (b) is in the ordinary course of Pledgor’s business and (c) is upon fair and reasonable terms no less favorable to Pledgor than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 5.17 to any Affiliate.

Section 5.18                             Guarantees.  Except as contemplated by this Agreement, Pledgor shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Pledgor’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Pledgor do not exceed $250,000.

Section 5.19                             Indebtedness.  Pledgor shall not incur any additional material Indebtedness (other than (i) the Existing Indebtedness specified on Exhibit B hereto; (ii) Indebtedness incurred in connection with an intercompany lending agreement; (iii) Indebtedness incurred in connection with new or existing secured lending facilities and (iv) usual and customary accounts payable for a mortgage company), without the prior written consent of Lender.

Section 5.20                             True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Pledgor, any Affiliate thereof or any of their officers furnished to Lender hereunder and during Lender’s diligence of Pledgor are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Pledgor to Lender pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 5.21                             Portfolio Excess Spread Not To Be Evidenced by Promissory Notes.  Pledgor shall not take any action, or permit any other Person to take any action, to cause any of the Portfolio Excess Spread to be evidenced by any “instrument” (as such term is defined in the Uniform Commercial Code), except in connection with the enforcement or collection of the Portfolio Excess Spread.Section 5.22            No Pledge; Other Liens; Creditors.  Pledgor shall not (a) pledge, grant a security interest or assign any existing or future rights to the Collateral, or pledge or grant to any other Person any security interest in any Assets or Servicing Contracts; or (b) pledge, transfer or convey any security interest or suffer to exist, any Lien on any interest of any kind (whether in whole or in part) in any Portfolio Excess Spread or Servicing Contract, unless such parties enter into an intercreditor agreement with the recipient of such security interest or Lien, in form and substance acceptable to the Lender.

Section 5.23                             Plan Assets.  Pledgor shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Pledgor shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement.

Section 5.24                             Sharing of Information.  Pledgor shall allow Lender to exchange information related to Pledgor and the Collateral hereunder with third party lenders and Pledgor shall permit each third party lender to share such information with Lender.

Section 5.25                             No Modification of the Master Spread Acquisition Agreement; Intended Third Party Beneficiary.  Pledgor shall not consent, with respect to the Master Spread Acquisition Agreement related to any Collateral, to (i) the modification, amendment or termination of such Master Spread Acquisition Agreement, (ii) the waiver of any provision of such Master Spread Acquisition Agreement or (iii) the resignation of Servicer as servicer, or the assignment, transfer, or material delegation of any of its rights or obligations, under Master Spread Acquisition Agreement, without the prior written consent of Lender exercised in Lender’s sole discretion.  Notwithstanding anything to the contrary set forth in the Master Spread Acquisition Agreement, the Lender is hereby appointed and is an intended third party beneficiary thereof, with full enforcement rights as if a party thereto.

Section 5.26                             Reporting Requirements.  (a)  Pledgor shall furnish to Lender (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Pledgor hereunder which is given to Pledgor’s lenders, (ii) immediately, notice of the occurrence of (1) any Trigger Event hereunder; (2) any default or material breach under any Servicing Contract or the Master Spread Acquisition

Agreement; (3) any default or breach by Pledgor of any obligation under this Agreement or any material contract or agreement of Pledgor or (4) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or a Trigger Event and (iii) the following:

(1)                                 as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Pledgor’s operations;

(2)                                 such other information regarding the financial condition, operations, or business of Pledgor as Lender may reasonably request;

(3)                                 as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Pledgor has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail;

(4)                                 As soon as reasonably possible, and in any event within five (5) Business Days of knowledge thereof, notice of any of the following events:

a.                                      change in the insurance coverage required of Pledgor, with a copy of evidence of same attached;

b.                                      any material dispute, litigation, investigation, proceeding or suspension between Pledgor, on the one hand, and any Governmental Authority or any Person;

c.                                       any material change in accounting policies or financial reporting practices of Pledgor;

d.                                      any material issues raised upon examination of Pledgor or Pledgor’s facilities by any Governmental Authority;

e.                                       any material change in the Indebtedness of Pledgor, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

f.                                        any default relating to any Assets, or promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral;

g.                                       the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract, or the right of Servicer to service Mortgage Loans thereunder (or the termination or replacement of Servicer thereunder), the reason for such transfer, loss, termination or replacement, if known to Pledgor, and the effects that such transfer, loss, termination or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to Pledgor under or in respect of the income relating to the Portfolio Excess Spread under that Servicing Contract;

h.                                      any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Pledgor; and

i.                                          the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect.

(b)                                 Quality Control Reports.  Pledgor shall furnish to Lender periodic internal quality control reports and internal audit reports as they are distributed to the board of directors of Pledgor.

(c)                                  Other. Pledgor shall deliver to Lender any other reports or information reasonably requested by Lender or as otherwise required pursuant to this Agreement.

ARTICLE VI

TRIGGER EVENTS /RIGHTS AND REMEDIES OF LENDER UPON TRIGGER EVENT OR EVENT OF DEFAULT

Section 6.01                             Trigger Events.  Each of the following events or circumstances shall constitute a “Trigger Event”:

(a)                                 Cross Default.  Pledgor or Affiliates thereof shall be in default under (A) any Repurchase Document; (B) any Indebtedness, in the aggregate, in excess of $1,500,000 of Pledgor or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (C) any other contract or contracts, in the aggregate in excess of $1,500,000 to which Pledgor or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

(b)                                 Assignment.  Assignment or attempted assignment by Pledgor of this Agreement or any rights hereunder without first obtaining the specific written consent of Lender,

or the granting by Pledgor of any security interest, lien or other encumbrances on any Collateral to any person other than Lender.

(c)                                  Insolvency.  An Act of Insolvency shall have occurred with respect to Pledgor or any Affiliate thereof.

(d)                                 Material Adverse Change.  Any material adverse change in the Property, business, financial condition or operations of Pledgor or any of their Affiliates shall occur, in each case as determined by Lender in its sole good faith discretion, or any other condition shall exist which, in Lender’s sole good faith discretion, constitutes a material impairment of Pledgor’s ability to perform its obligations under this Agreement or any other Loan Document.

(e)                                  Breach of Material Representation or Covenant or Obligation.  A breach by Pledgor of any of the representations, warranties or covenants or obligations set forth in Sections 4.01, 4.07, 4.12, 4.18, 4.21, 5.01, 5.03, 5.14, 5.18, 5.19, 5.22 or 5.23 of this Agreement.

(f)                                   Breach of Other Representation or Covenant.  A material breach by Pledgor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 6.01(e) above), if such breach is not cured within five (5) Business Days.

(g)                                  Change in Control.  The occurrence of a Change in Control with respect to Pledgor.

(h)                                 Judgment.  A final judgment or judgments for the payment of money in excess of $1,000,000 shall be rendered against Pledgor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

(i)                                     Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Pledgor or any Affiliate thereof, or shall have taken any action to displace the management of Pledgor or any Affiliate thereof or to curtail its authority in the conduct of the business of Pledgor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Pledgor or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (i) shall not have been discontinued or stayed within thirty (30) days.

(j)                                    Inability to Perform.  A Responsible Officer of Pledgor shall admit its inability to, or its intention not to, perform any of their respective obligations under the applicable Loan Documents.

(k)                                 Security Interest.  This Agreement shall for any reason cease to create a valid security interest in any material portion of the Collateral purported to be covered hereby.

(l)                                     Financial Statements.  Pledgor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Pledgor as a “going concern” or a reference of similar import.

(m)                             Termination of Repurchase Agreements.  All Repurchase Agreements shall have been terminated, or shall have terminated by their terms, in either case, regardless of reason or circumstance.

Section 6.02                             No Waiver.  A Trigger Event shall be deemed to be continuing unless expressly waived by Lender in writing.

Section 6.03                             Liquidation of Collateral.  Pledgor hereby authorizes Lender to liquidate the Collateral should an Event of Default occur and apply the Proceeds of such liquidation to the Obligations existing under the Loan Agreement.  Pledgor hereby acknowledges and agrees that on the occurrence of an Event of Default under the Loan Agreement, Lender shall have the right to liquidate the Portfolio Excess Spread, the Servicing Rights and any other Assets constituting Collateral as provided under the Loan Agreement.  In the event that there are any excess Proceeds remaining after such application, such Proceeds will be then remitted pursuant to the Loan Agreement.

ARTICLE VII
ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY LENDER

Section 7.01                             Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the related Loan Documents constitute the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Loan Documents, nor consent to the departure by Pledgor therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 7.02                             Waivers, Separate Actions by Lender.  Any amendment or waiver effected in accordance with this Article VII shall be binding upon Lender and Pledgor; and Lender’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement, or any of the Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Lender of any such term, condition or other provision or Trigger Event, Potential Trigger Event or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Trigger Event, Potential Trigger Event or Event of Default shall not affect or alter this Agreement, or any of the Loan Documents, and each and every term, condition and other provision of this Agreement, and the Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Trigger Event, Potential Trigger Event or Event of Default in connection therewith.  A Trigger Event or Event of Default hereunder and under any of the Loan Documents shall be deemed to be continuing unless and until waived in writing by Lender, as provided in Section 6.02.

ARTICLE VIII

SUCCESSORS AND ASSIGNS

Section 8.01                             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and all subsequent holders of the Note, any portion thereof, or any interest therein.  Pledgor shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.01                             Survival.  This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the making by Lender of the Loan and the execution and delivery to Lender of this Agreement and the Loan Documents and shall continue in full force and effect so long as the Obligations are outstanding and unpaid and the Loan Documents have not been terminated.

Section 9.02                             Indemnification.  Pledgor shall, and hereby agrees to, indemnify, defend and hold harmless Lender, any Affiliate of Lender and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to the enforcement of this Agreement or Pledgor’s gross negligence or willful misconduct in connection with, (i) this Agreement or any other Loan Document or any Servicing Contract, or the transactions contemplated hereby or thereby, (ii) Pledgor’s practices or procedures; and (iii) any Trigger Event, Potential Trigger Event, or any other breach by Pledgor of any of the provisions of this Agreement or any other Loan Document, including, without limitation, amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing.   In addition to the foregoing, the Pledgor shall also indemnify and hold harmless Lender, any Affiliate of Lender and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them as a consequence of, or any claims arising from or relating to the Portfolio Excess Spread or the Master Spread Acquisition Agreement.

Section 9.03                             Nonliability of Lender.  The parties hereto agree that, notwithstanding any affiliation that may exist between Pledgor and Lender, the relationship between Pledgor and Lender shall be solely that of a Pledgor and a lender.  Lender shall not have any fiduciary responsibilities to Pledgor.  Pledgor (i) agrees that Lender shall not have any liability to Pledgor (whether sounding in tort, contract or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Lender (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Lender constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Lender (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct.  Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, Lender shall not have any liability with respect to, and Pledgor hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Pledgor in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Lender (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Lender, as applicable, constituting willful misconduct or gross negligence.

Section 9.04                             Governing Law; Jurisdiction, Waiver of Jury Trial:  Waiver of Damages.  (a)  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Pledgor acknowledges that the obligations of Lender hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Lender.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)                                 PLEDGOR HEREBY WAIVES TRIAL BY JURY.  PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS IN ANY ACTION OR PROCEEDING.  PLEDGOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS.

(c)                                  Pledgor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at the address set forth in Section 9.05 hereof.

(d)                                 Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

(e)                                  Pledgor waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Loan Documents.

Section 9.05                             Notices.  Any and all notices statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Pledgor:

Pennymac Holdings, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention: Pamela Marsh/Michael Wong
Phone Number: (805) 330-6059/(818) 224-7055
E-mail: pamela.marsh@pnmac.com; michael.wong@pnmac.com

with a copy to:

Pennymac Holdings, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention:  Jeff Grogin
Phone Number:  (818) 224-7050
E-mail:  jeff.grogin@pnmac.com

If to Lender:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, NY  10010
Attention:  Bruce Kaiserman
E-mail: bruce.kaiserman@credit-suisse.com

With a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
Attention: Margaret Dellafera
Phone Number: 212-325-6471
Fax Number:  212-743-4810
E-mail: margaret.dellafera@credit-suisse.com

Section 9.06                             Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement, or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.07                             Section Headings.  The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.08                             Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 9.09                             Periodic Due Diligence Review.  Pledgor acknowledges that Lender has the right to perform continuing due diligence reviews with respect to Pledgor and the Collateral, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Pledgor agrees that upon reasonable (but no less than five (5) Business Days’) prior notice unless a Trigger Event or an Event of Default shall have occurred, in which case no notice is required, to Pledgor, Lender or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Pledgor’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Collateral in the possession or under the control of Pledgor. Pledgor also shall make available to Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Collateral or the Pledgor.

Section 9.10                             Hypothecation or Pledge of Collateral.  Lender shall have free and unrestricted use of all Collateral and nothing in this Agreement shall preclude Lender from engaging in repurchase transactions with all or a portion of the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Collateral.

Section 9.11                             Non-Confidentiality of Tax Treatment.  (a)  This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Lender and Pledgor and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Lender or Pledgor, except for (i) disclosure to Lender’s, Pledgor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court, other regulatory body or in connection with enforcement of rights and remedies hereunder.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Loan, any fact relevant to understanding the federal, state and local tax treatment of the Loan, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Pledgor may not disclose the name of or identifying information with respect to Lender or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Loan and is not relevant to understanding the federal, state and local tax treatment of the Loan, without the prior written consent of Lender.

(b)                                 Notwithstanding anything in this Agreement to the contrary, Pledgor shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Collateral and/or any applicable terms of this Agreement (the “Confidential Information”).  Pledgor understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Pledgor agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Pledgor shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Lender or any Affiliate of Lender which Pledgor holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Pledgor represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, Pledgor will provide evidence reasonably satisfactory to allow Lender to confirm that the providing party has satisfied its obligations as required under this section.  Without limitation, this may include Lender’s review of audits, summaries of test results, and other equivalent evaluations of Pledgor.  Pledgor shall notify

Lender immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Lender or any Affiliate of Lender provided directly to Pledgor by Lender or such Affiliate.  Pledgor shall provide such notice to Lender by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 9.12                             Set-off.  In addition to any rights and remedies of Lender hereunder and by law, Lender shall have the right, without prior notice to Pledgor, any such notice being expressly waived by Pledgor to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Pledgor or any Affiliate thereof to Lender or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Pledgor), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Lender or any Affiliate thereof to or for the credit or the account of Pledgor or any Affiliate thereof.  Lender agrees promptly to notify Pledgor after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

IN WITNESS WHEREOF, Pledgor and Lender have caused this Security and Subordination Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Lender

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PENNYMAC HOLDINGS, LLC, as Pledgor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

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